Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of BlackBerry Limited of our report dated April 4, 2024 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in BlackBerry Limited’s Annual Report on Form 10-K for the year ended February 29, 2024.

/s/PricewaterhouseCoopers LLP
Chartered Professional Accountants, Licensed Public Accountants Toronto, Canada
July 24, 2024

PricewaterhouseCoopers LLP
PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario, Canada M5J 0B2
T.: +1 416 863 1133, F.: +1 416 365 8215, Fax to mail: ca_toronto_18_york_fax@pwc.com

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.